Exhibit 10.1

EXECUTION VERSION

AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of October 18, 2016 by and among Esterline Technologies Corporation (the “Company”) and the entities and natural persons set forth in the signature pages hereto (collectively, “FPA”) (each of the Company and FPA, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS

WHEREAS, as of the date hereof, FPA may be deemed to beneficially own shares of Common Stock of the Company (the “Common Stock”) totaling, in the aggregate, 3,690,774 shares (the “Shares”), or approximately 12.6%, of the Common Stock issued and outstanding on the date hereof; and

WHEREAS, as of the date hereof, the Company and FPA have determined to come to an agreement relating to the matters set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.	Board Matters, Nomination and Election of Directors and Related Agreements.

(a) Nomination and Appointment of the New Independent Director. Promptly following the execution of this Agreement, the Board shall take all necessary actions (including increasing the number of members of the Board of Directors of the Company (the “Board”) to ten) to nominate and appoint Mr. Nils Larsen as a director of the Company (the “New Independent Director”) with a term expiring at the 2017 annual meeting of stockholders (the “2017 Annual Meeting”). In due course, the Board and the appropriate committee(s) of the Board shall take all necessary actions to nominate the New Independent Director for election at the 2017 Annual Meeting for a further term expiring at the 2020 annual meeting of stockholders (the “2020 Annual Meeting”).

(b) Nomination and Election of the 2017 Director Nominee. It is currently anticipated that one of the existing directors whose term expires at the 2017 Annual Meeting intends to retire and cease any service as a director (the “Retiring Director”). The Nominating and Corporate Governance Committee (the “Nominating Committee”) is undertaking a process to select a candidate to replace the Retiring Director that will stand for election as a director on the Board at the 2017 Annual Meeting (the “2017 Director Nominee”) with a term expiring at the 2020 Annual Meeting. Promptly following the execution of this Agreement, FPA shall have the right to submit potential candidates (the “FPA Candidates”) to the Nominating Committee to be considered as part of its 2017 Director Nominee process. The FPA Candidates: (i) shall qualify as “independent” pursuant to the Securities and Exchange Commission (“SEC”) and the New

York Stock Exchange, Inc. listing standards, (ii) shall not be an Affiliate or Associate of FPA (as such terms are defined in Section 2 below), and (iii) shall have credentials consistent with the criteria established by the Nominating Committee as to director qualifications (such criteria as has been provided to FPA in writing prior to the execution of this Agreement) (clauses (i)-(iii), together, the “Director Criteria”). The Nominating Committee shall give due and careful consideration to the FPA Candidates and share with FPA information pertaining to the other final proposed candidates it considers for the 2017 Director Nominee position. However, if no 2017 Director Nominee has been nominated by the time of the mailing of the Company’s definitive proxy statement for the 2017 Annual Meeting, the Board (i) shall take all necessary actions to set the size of the Board at 9 seats prior to the 2017 Annual Meeting and (ii) recommend, support and solicit proxies for the election of only three nominees at the 2017 Annual Meeting (including the New Independent Director).

(c) Solicitation Efforts. The Company will recommend, support and solicit proxies for the election of the New Independent Director and the 2017 Director Nominee, if then identified and approved, at the 2017 Annual Meeting in the same manner as for any other nominees of the Company at the 2017 Annual Meeting. In the event that the 2017 Director Nominee is appointed to the Board after the 2017 Annual Meeting (notwithstanding Section 1(b)) or a Substitute Nominee or Replacement Nominee is appointed to the Board in accordance with Section 1(d) below, then the Company will recommend, support and solicit proxies for the election of such 2017 Director Nominee, Substitute Nominee or Replacement Nominee at the first annual meeting of stockholders of the Company following his or her appointment if such nominee is up for election at such annual meeting in the same manner as for any other nominees of the Company at such annual meeting.

(d) Vacancies. So long as FPA continues to beneficially own a “net long position” (as such term is defined in Rule 14e-4 of the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder (the “Exchange Act”)) of at least 10% of the Company’s Common Stock (the “Minimum Ownership Threshold”), FPA shall have the right to propose up to three potential replacements that meet the Director Criteria for the New Independent Director or the 2017 Director Nominee, as applicable, should the original appointee vacate the position by resignation or otherwise (each, a “Substitute Nominee,” and collectively, the “Substitute Nominees”). If the vacancy relates to the New Independent Director, the Nominating Committee shall, within a reasonable period of time following the submission of the Substitute Nominees, recommend one of the Substitute Nominees for appointment to the Board. If the vacancy relates to the 2017 Director Nominee, the Nominating Committee shall, after sharing with FPA information pertaining to its final candidates for the vacancy and giving due and careful consideration to the Substitute Nominees, recommend a candidate for appointment to the Board to fill such vacancy (the “Replacement Nominee”). As promptly as practicable following the recommendation of either the Substitute Nominee or the Replacement Nominee to the Board, the Board shall vote upon such the appointment to the Board, upon which appointment all references herein to the “New Independent Director” or the “2017 Director Nominee,” as applicable, shall refer to such Substitute Nominee or Replacement Nominee, as applicable. Any Substitute Nominee or Replacement Nominee appointed in accordance with this Section 1(d) shall hold office until the 2020 Annual Meeting. If at any time FPA does not meet the Minimum Ownership Threshold, FPA will lose the right to nominate Substitute Nominees.

(e) Committees. The New Independent Director and the 2017 Director Nominee, if elected, shall be appointed to such committees and subcommittees as determined by the Board; provided, that the Board shall not create an Executive Committee or otherwise delegate executive authority to any committee or subcommittee of the Board. The Board shall not implement any policy restricting the ability of any Director to attend meetings of the Board or meetings of its committees or subcommittees, except to the extent (i) required by law, or (ii) advised by legal counsel to avoid any potential conflict of interest or that is otherwise inconsistent with the Board’s fiduciary duties.

(f) Declassification of Board.

(i) Notwithstanding anything to the contrary in this Agreement, FPA shall have the right to request that the Board take all necessary actions (including all necessary Board approvals and recommendations, subject to the exercise of the Board’s fiduciary duties) to allow the stockholders of the Company to vote at the 2018 annual meeting of stockholders of the Company (the “2018 Annual Meeting”) on a binding proposal to amend the Company’s Certificate of Incorporation to eliminate the Company’s classified Board (the “Classified Board Proposal”). FPA shall make such request no later than 30 days prior to the deadline for the submission of stockholder proposals for the 2018 Annual Meeting (the “2018 Notice Deadline”). If such proposal is requested by FPA and the Board agrees with such request in the exercise of its fiduciary duties, the Company shall include such proposal in its definitive proxy statement for the 2018 Annual Meeting, in a form mutually agreeable to both Parties, and shall support such proposal in a manner no less rigorous than the manner in which the Company supports the Board’s other proposals at the 2018 Annual Meeting. If such proposal carries at the 2018 Annual Meeting, the Company shall promptly cause the Certificate of Incorporation to be amended and take all other necessary actions so that the Board is no longer classified pursuant to the terms of the Classified Board Proposal.

(ii) If the Board determines, in the exercise of its fiduciary duties, that it will not submit the Classified Board Proposal following a request by FPA in accordance with clause (i) above, then the Board shall promptly, but in any event no later than the date that is 15 days prior to the 2018 Notice Deadline, send FPA written notice of any such determination (a “Notice”). Upon receipt of the Notice (or, regardless of whether such Notice is given, upon the failure of the Board to comply with the obligations set forth in clause (i) by the date that is 15 days prior to the 2018 Notice Deadline), FPA may terminate this Agreement.

(iii) If the Classified Board Proposal does not carry at the 2018 Annual Meeting, or if FPA does not submit such a request by the 2018 Notice Deadline, FPA shall have the right to request that the Board submit the Classified Board Proposal at the 2019 annual meeting of stockholders (the “2019 Annual Meeting”), in accordance with this paragraph (f) with such changes as necessary to apply to the 2019 Annual Meeting.

Section 2.	Additional Agreements.

(a) FPA agrees that it will cause its Affiliates, and Associates under its control, to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such Affiliate, or Associate under its control. As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act and shall include all persons or entities that at any time during the term of this Agreement become Affiliates or Associates of any person or entity referred to in this Agreement.

(b) FPA agrees that it will appear in person or by proxy at the 2017 Annual Meeting (and, if an FPA Candidate has been appointed as the 2017 Director Nominee, the 2018 Annual Meeting) and vote all shares of Common Stock beneficially owned by FPA at such meeting or meetings: (i) in favor of the election of the director nominees recommended by the Board, (ii) in favor of the ratification of the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm (or such other firm as may be determined by the Board) for the year ending September 29, 2017 or, if applicable, the year ending September 28, 2018, and (iii) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal, unless Institutional Shareholder Services Inc. and Glass Lewis & Co., LLC recommends otherwise with respect to such “say-on-pay” proposal.

(c) As necessary conditions precedent to appointment to the Board, and in a form acceptable to the Company, the New Independent Director (and any Substitute Nominee or Replacement Nominee, as applicable) will promptly submit to the Company (i) a fully completed copy of the Company’s standard director & officer questionnaire and other reasonable and customary director qualification and onboarding documentation required by the Company in connection with the appointment or election of new Board members, (ii) a written acknowledgement that the New Independent Director agrees to be bound by all lawful policies, codes and guidelines applicable to all directors of the Company, including those regarding confidentiality, as such may be amended from time to time, and (iii) an irrevocable resignation letter pursuant to which the New Independent Director will immediately resign from the Board and all applicable committees thereof if, at any time during the Standstill Period, FPA fails to satisfy the Minimum Ownership Threshold.

Section 3.	Standstill Provisions.

(a) FPA agrees that from the period from the date of execution of this Agreement until the earlier of (x) the date that is fifteen (15) business days prior to the deadline for the submission of stockholder nominations for the 2020 annual meeting of stockholders of the Company (the “2020 Annual Meeting”) pursuant to the Bylaws and (y) the date that is 100 days prior to the first anniversary of the 2019 Annual Meeting (the “Standstill Period”), neither it nor any of its Affiliates, or Associates under its control, will, and it will cause each of its Affiliates, and Associates under its control, not to, directly or indirectly, in any manner, alone or in concert with others:

(i) purchase or cause to be purchased or otherwise acquire or agree to acquire beneficial ownership of any Common Stock or other securities issued by the Company, or any securities convertible into or exchangeable for Common Stock, such that FPA, together with its Affiliates and Associates (as defined in Section 2(a)) would, in the aggregate, beneficially own a number of shares in excess of 15% of the then outstanding shares of Common Stock prior to the earlier of (1) the conclusion of the 2018 Annual Meeting and (2) February 28, 2018, and 20% of the then outstanding shares of Common Stock thereafter;

(ii) engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders), in each case, with respect to securities of the Company;

(iii) form, join or in any way participate in a partnership, syndicate or other group, including, without limitation, any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Stock (other than a “group” that includes all or some of the persons identified on Exhibit A, but does not include any other entities or persons not identified on Exhibit A as of the date hereof); provided, however, that nothing herein shall limit the ability of an Affiliate of FPA to join the “group” following the execution of this Agreement, so long as any such Affiliate agrees to be bound by the terms and conditions of this Agreement;

(iv) deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock, other than any such voting trust, arrangement or agreement solely among the members of FPA and otherwise in accordance with this Agreement;

(v) seek, or encourage any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the election or removal of any directors (except as provided for in Section 1);

(vi) except as otherwise provided for in this Agreement: (A) nominate or publicly recommend for nomination any person for election to the Board of Directors at annual or special meetings of stockholders or otherwise (“Stockholder Meetings”), directly or indirectly, (B) submit any proposal for consideration at, or bring any other business before, Stockholder Meetings, directly or indirectly; (C) publicly make any offer or proposal (with or without conditions) with respect to any merger, acquisition, amalgamation, recapitalization, restructuring, disposition, distribution, spin-off, asset sale, joint venture or other business combination involving the Company (an “Extraordinary Transaction”), or encourage, initiate or support any other third party with respect to any of the foregoing, (D) make any public communication in opposition to any Extraordinary Transaction approved by the Board or (E) call or seek to call a special meeting of stockholders;

(vii) seek to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company at any annual or special meeting of stockholders, except in accordance with Section 2;

(viii) make any request or submit any proposal to amend the terms of this Agreement other than through non-public communications with the Company that would not be reasonably determined to trigger public disclosure obligations for any Party;

(ix) disclose any intention, plan or arrangement inconsistent with any provision of this Section 3;

(x) make any public statement other than in support of the recommendations of the Board regarding how FPA intends to vote or instructing other stockholders how to vote;

(xi) make any public disclosure regarding any intent or proposal with respect to the Board, the Company, its management or policies, any of its securities or assets or agreement that is inconsistent with the provisions of this Agreement;

(xii) make a request for the stockholder list or other Company books and records, apart from the information the Company provides to other investors in the normal course; or

(xiii) advise or assist a third party with respect to any of the foregoing.

For the avoidance of doubt, other than communications or disclosures expressly prohibited under Sections 3(a) or 6, FPA may engage in non-public communications with the

Company regarding general operational and corporate governance matters, which may include referring and recommending additional director candidates to the Board for its consideration. Except as expressly provided in Section 2 or 3, each member of FPA shall be entitled to vote their shares on any other proposal duly brought before the 2017 Annual Meeting, 2018 Annual Meeting or 2019 Annual Meeting or otherwise vote as each member of FPA determines in its sole discretion.

(b) In the event FPA’s beneficial ownership of shares of Common Stock or other securities of the Company, or any securities convertible into or exchangeable for Common Stock, exceeds 15% of the outstanding shares of Common Stock, then FPA will not, and FPA will cause each of its Affiliates, and Associates under its control, not to, directly or indirectly, in any manner, alone or in concert with others, in one transaction or any series of transactions, sell, dispose of, transfer, grant any option or rights with respect to, or otherwise transfer voting or investment power or economic interest with respect to, any Common Stock or any such other securities in a privately negotiated sale, block trade or otherwise to any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than a “group” consisting solely of some or all of the persons identified on Exhibit A and their Affiliates and Associates, whether now or hereinafter existing) if, as a result of such transaction or transactions, such person or group (to FPA’s actual knowledge, and, with respect to privately negotiated sales or block trades directly with the counterparty, after due inquiry) would beneficially own 5% or more of the Company’s Common Stock as of the close of business on the third day following such purchase (as determined based on the publicly available filings relating to the Company with the SEC); provided, however, that the foregoing shall not apply to (i) unsolicited sales by FPA or its Affiliates or Associates through a broker or financial intermediary on a stock exchange that are not to a specifically identified ultimate purchaser or through so called “dark pools” that are not arranged by FPA or any of its Affiliates or Associates or with FPA’s or its Affiliates’ or Associates’ knowledge or the knowledge of any such broker or financial intermediary of the ultimate purchaser or (ii) participation by FPA or any of its Affiliates or Associates in any tender offer approved by the Board for the Company’s Common Stock or the exchange of its shares for the merger in a merger of the Company.

Section 4.	Representations and Warranties of the Company.

The Company represents and warrants to FPA that: (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

Section 5.	Representations and Warranties of FPA.

FPA represents and warrants to the Company that (a) the authorized signatory of FPA set forth on the signature page hereto has the power and authority to execute this Agreement and any other documents or agreements to be entered into in connection with this Agreement and to bind FPA thereto, (b) this Agreement has been duly authorized, executed and delivered by FPA, and is a valid and binding obligation of FPA, enforceable against FPA in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of FPA as currently in effect, (d) the execution, delivery and performance of this Agreement by FPA does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to FPA, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute such a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound, (e) as of the date of this Agreement, FPA may be deemed to beneficially own in the aggregate 3,690,774 shares of Common Stock, (f) except as disclosed herein, as of the date hereof, FPA does not currently have, and does not currently have any right to acquire or any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its Affiliates under its control, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Stock, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement) and (g) FPA will not, directly or indirectly, compensate or agree to compensate the New Independent Director or the 2017 Director Nominee for his or her respective service as a nominee or director of the Company with any cash, securities (including any rights or options convertible into or exercisable for or exchangeable into securities or any profit sharing agreement or arrangement), or other form of compensation directly or indirectly related to the Company or its securities.

Section 6.	Press Release.

Promptly following the execution of this Agreement, the Company and FPA shall jointly issue a mutually agreeable press release (the “Mutual Press Release”) announcing certain terms of this Agreement, in the form attached hereto as Exhibit B. Prior to the issuance of the Mutual Press Release and subject to the terms of this Agreement, neither the Company (including the Board and any committee or subcommittee thereof) nor FPA shall issue any press release or public announcement regarding this Agreement or the matters contemplated hereby without the prior written consent of the other Party.

Section 7.	Expenses.

Each Party shall be responsible for its own fees and expenses in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby (including actions in respect of any stockholder meeting prior to the termination or expiration of this Agreement); provided, however, that the Company shall reimburse FPA for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with the matters related to the negotiation and execution of this Agreement in an amount not to exceed $125,000.

Section 8.	Specific Performance.

Each of the members of FPA, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury might not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that FPA (or any of the entities and natural persons listed in the signature pages hereto), on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of the terms hereof, and the other Party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 8 is not the exclusive remedy for any violation of this Agreement.

Section 9.	Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

Section 10.	Notices.

Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; or (ii) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated). The addresses for such communications shall be:

If to the Company:		Esterline Technologies Corporation
500 108th Avenue N.E.
Bellevue, Washington 98004
	Attention:	Marcia J. Mason
Executive Vice President and General Counsel
Telephone: (425) 453-9400
marcia.mason@esterline.com

With copies (which shall not constitute notice) to: Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue
Suite 3400
Los Angeles, CA 90071
Attention: Brian J. McCarthy
Telephone: (213) 687-5070
brian.mccarthy@skadden.com

If to FPA or any member thereof:		First Pacific Advisors, LLC
11601 Wilshire Blvd. Suite 1200
Los Angeles, CA 90025
Attention: J. Richard Atwood
Telephone: (310) 473-0225
bselmo@fpafunds.com

With a copy (which shall not constitute notice) to: Akin Gump Strauss Hauer & Feld LLP

One Bryant Park
New York, NY 10036
Attention: Douglas A. Rappaport
Telephone: (212) 872-1000
darappaport@akingump.com

Section 11.	Applicable Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 12.	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

Section 13.	Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries.

This Agreement contains the entire understanding of the Parties hereto with respect to this subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties other than those expressly set forth herein. No modifications, amendments or waivers of this Agreement can be made except in writing signed by an authorized representative of each the Company and FPA. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to any member of FPA, the prior written consent of the Company, and with respect to the Company, the prior written consent of FPA. This Agreement is solely for the benefit of the Parties hereto and is not enforceable by any other persons.

Section 14.	Termination.

This Agreement shall remain in full force and effect until the expiration of the Standstill Period or its earlier termination in accordance with Section 1(f).

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

ESTERLINE TECHNOLOGIES, INC.

		By:	/s/ CURTIS REUSSER
Name:	Curtis Reusser
Title:	Chairman, President & CEO

[Signature Page to Agreement]

First Pacific Advisors, LLC

By:	/s/ J. RICHARD ATWOOD
	Name:	J. Richard Atwood
	Title:	Managing Partner

FPA Funds Trust

By:	/s/ J. RICHARD ATWOOD
	Name:	J. Richard Atwood
	Title:	Trustee

FPA Crescent Fund, a series of FPA Funds Trust

By:	/s/ J. RICHARD ATWOOD
	Name:	J. Richard Atwood
	Title:	President, Director & Trustee

FPA Global Opportunity Fund, a series of FPA Hawkeye Fund, LLC By: First Pacific Advisors, LLC, its Manager

By:	/s/ J. RICHARD ATWOOD
	Name:	J. Richard Atwood
	Title:	Managing Partner

FPA Select Drawdown Fund, L.P. By: First Pacific Advisors, LLC, its General Partner

By:	/s/ J. RICHARD ATWOOD
	Name:	J. Richard Atwood
	Title:	Managing Partner

[Signature Page to Agreement]

FPA Select Fund, a series of FPA Hawkeye Fund, LLC By: First Pacific Advisors, LLC, its Manager

By:	/s/ J. RICHARD ATWOOD
	Name:	J. Richard Atwood
	Title:	Managing Partner

FPA Value Partners Fund, a series of FPA Hawkeye Fund, LLC By: First Pacific Advisors, LLC, its Manager

By:	/s/ J. RICHARD ATWOOD
	Name:	J. Richard Atwood
	Title:	Managing Partner

FPA Hawkeye Fund, a series of FPA Hawkeye Fund, LLC By: First Pacific Advisors, LLC, its Manager

By:	/s/ J. RICHARD ATWOOD
	Name:	J. Richard Atwood
	Title:	Managing Partner

FPA Hawkeye-7 Fund, a series of FPA Hawkeye Fund, LLC By: First Pacific Advisors, LLC, its Manager

By:	/s/ J. RICHARD ATWOOD
	Name:	J. Richard Atwood
	Title:	Managing Partner

FPA Hawkeye Fund, LLC By: First Pacific Advisors, LLC, its Manager

By:	/s/ J. RICHARD ATWOOD
	Name:	J. Richard Atwood
	Title:	Managing Partner

[Signature Page to Agreement]

J. Richard Atwood

By:	/s/ J. RICHARD ATWOOD

Steven T. Romick

By:	/s/ STEVEN T. ROMICK

Brian A. Selmo

By:	/s/ BRIAN A. SELMO

Mark Landecker

By:	/s/ MARK LANDECKER

[Signature Page to Agreement]

EXHIBIT A

First Pacific Advisors, LLC

FPA Funds Trust

FPA Crescent Fund, a series of FPA Funds Trust

FPA Global Opportunity Fund, a series of FPA Hawkeye Fund, LLC

FPA Select Drawdown Fund, L.P.

FPA Select Fund, a series of FPA Hawkeye Fund, LLC

FPA Value Partners Fund, a series of FPA Hawkeye Fund, LLC

FPA Hawkeye Fund, a series of FPA Hawkeye Fund, LLC

FPA Hawkeye-7 Fund, a series of FPA Hawkeye Fund, LLC

FPA Hawkeye Fund, LLC

J. Richard Atwood

Steven T. Romick

Brian A. Selmo

Mark Landecker

[Exhibit A]

EXHIBIT B

PRESS RELEASE